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                                                                     Exhibit 5


                   [VAN DEWATER AND VAN DEWATER LETTERHEAD]


                                       March 25, 1996


Hudson Chartered Bancorp, Inc.
Route 55
LaGrangeville, New York 12540


Gentlemen:

    Reference is made to the Post Effective Amendment No. 3 to the Registration Statement on Form S-3 (Registration No. 33-48188) ("Registration Statement") of Hudson Chartered Bancorp, Inc., a New York corporation ("HCB"), with respect to 500,000 shares of $0.80 par value common stock of HCB ("HCB Common Stock") to be sold upon original issuance or sold from its treasury in connection with the HCB Dividend Investment and Stock Purchase Plan ("HCB Plan"), as restated and amended, and as currently in effect.

    We have been requested to furnish an opinion to be included as Exhibit 5 to the Registration Statement. In conjunction with the furnishing of this opinion, we have examined such corporate documents and have made such investigation of matters of fact and law as we have deemed necessary to render this opinion.

    Based on such examination and investigation, upon the assumptions that there will be no material changes in the documents examined and the matters investigated, and subject to the condition that any HCB Common Stock which is reacquired by HCB and sold from its treasury pursuant to the HCB Plan have been validly issued upon its prior original issuance, we are of the opinion that the 500,000 shares of HCB Common Stock subject to the Registration Statement have been duly authorized by HCB and, when issued or sold and paid for in accordance with the terms of the HCB Plan and for consideration of not less than $0.80 per share, will be validly issued, fully paid and nonassessable under the New York Business Corporation Law as in effect on this date.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "LEGAL OPINION" in the Prospectus included therein.


                                       Very truly yours,




                                       VAN DE WATER & VAN DE WATER


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